Exhibit 99.1

Filed by Indiana Community Bancorp
Pursuant to Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company:  Indiana Community Bancorp
Commission File No. 000-18847

Indiana Community Bancorp

NEWS RELEASE

For Immediate Release	April 30, 2012

Contacts:	John K. Keach, Jr.	Mark T. Gorski
	Chairman	Executive Vice President
	Chief Executive Officer	Chief Financial Officer
	(812) 373-7816	(812) 373-7379

INDIANA COMMUNITY BANCORP ANNOUNCES
FIRST QUARTER RESULTS

(Columbus, In) – Indiana Community Bancorp (the "Company") (NASDAQ: INCB), the holding company of Indiana Bank and Trust Company of Columbus, Indiana (the “Bank”), today announced a net loss for the first quarter of $2.6 million or $(0.87) diluted loss per common share compared to net income of $1.3 million or $0.31 diluted earnings per common share for the same period last year.  The net loss for the quarter was due primarily to a $7.7 million provision for loan losses which resulted from net charge offs during the quarter of $4.6 million and a specific reserve of $3.1 million related to a commercial relationship where fraud was discovered during the quarter.  A portion of the charge offs during the quarter were related to the transfer to the held for sale category of certain special loans being monitored for purposes of determining adjustments to the exchange ratio in the merger of the Company with Old National Bancorp (the “Special Loans”).  In addition, the Company incurred $502,000 in merger related expenses during the quarter – primarily professional fees.  Total portfolio loans decreased $25.8 million for the quarter while total retail deposits decreased $13.2 million for the quarter.

Balance Sheet

Total assets were $968.8 million as of March 31, 2012, a decrease of $15.8 million from December 31, 2011. Total loans decreased $25.8 million for the quarter.  Commercial and commercial mortgage loans decreased $19.4 million for the quarter as commercial relationship managers have been focused on communication of the announced merger to existing clients and on activities designed to reduce balances of special loans identified in the merger agreement.  Transfers of special loans to the held for sale category totaled $9.0 million for the quarter.  Of this $9.0 million, $1.2 million was sold during the first quarter of 2012.  Residential mortgage loans and consumer loans decreased $6.3 million for the quarter.  Demand for home equity and second mortgage loans remains soft within the Bank’s market footprint.  Total retail deposits decreased $13.2 million for the quarter.  The decrease in retail deposits for the quarter was primarily due to a decrease in public fund transaction deposits of $34 million and a decrease in certificates of deposit of $11.3 million for the quarter.  The decreases have been partially offset by an increase in consumer and commercial demand and interest bearing transaction accounts which have increased $32.1 million for the quarter.

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Indiana Community Bancorp
First Quarter Results

Asset Quality

The provision for loan losses totaled $7.7 million for the quarter compared to $1.6 million for the same quarter in 2011.  Net charge offs were $4.6 million for the 2012 quarter, compared to $1.0 million for the last quarter in 2011.  The allowance for loan losses increased $3.2 million for the year to $18.1 million at March 31, 2012.  The ratio of the allowance for loan losses to total loans was 2.66% at March 31, 2012 compared to 2.12% at December 31, 2011. The Company’s nonperforming assets decreased $3.7 million quarter and the ratio of nonperforming assets to total assets was 4.04% at March 31, 2012 compared to 4.35% at December 31, 2011.  Late in March 2012, the Company made the decision to pursue the sale of certain Special Loans with balances totaling $9.0 million.  The Special Loans that were identified for sale were written down to fair value upon transfer to loans held for sale.  The charge to the allowance balance upon transfer to the held for sale category was $2.7 million.  In addition, at the end of the quarter, the Company was informed by one of its largest customers that fraudulent financial information and borrowing base certificates had been provided to the Company throughout 2011.  While the investigation is still ongoing, the Company was able to obtain updated information regarding the collateral securing this loan prepared by a third party.  Based on this information, the Company recorded a specific reserve of $3.1 million to recognize the collateral shortfall on this loan.

Net Interest Income

Net interest income decreased $410,000 or 4.8% for the quarter.  Net interest margin was 3.80% for the quarter.  Net interest margin improved 10 basis points in the first quarter when compared to the fourth quarter of 2011 as a result of the continued reduction in deposit funding cost based on reductions in higher cost certificates of deposit and public fund interest bearing accounts.  Despite the improvement in net interest margin for the quarter, net interest income decreased due to the decrease in interest earning assets.

Non Interest Income

Non interest income increased $527,000 to $2.9 million for the quarter.  Service fees on deposits increased $48,000 or 3.5% for the quarter due to an increase in interchange fees and commercial service charges.  Gain on sale of loans increased $203,000 for the quarter due to increased mortgage origination volume.  Miscellaneous income increased $464,000 for the quarter due primarily to a net loss on the writedown of other real estate of $387,000 which occurred in the first quarter of the prior year.

Non Interest Expenses

Non interest expenses increased $79,000 or 1.0% to $7.6 million for the quarter.  Compensation and employee benefits expense was unchanged compared to the prior year.  During the first quarter, the Company incurred $502,000 in merger related professional fees.  This increase in expense for the quarter was offset by a decrease in FDIC insurance expense of $231,000 for the quarter and a decrease in marketing expense of $78,000 for the quarter.

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Indiana Community Bancorp
First Quarter Results

Acquisition Update

In a press release dated January 25, 2012, Old National Bancorp announced its intent to acquire Indiana Community Bancorp in an all stock transaction.  Under the terms of the merger agreement, which was approved by the boards of both companies, Indiana Community Bancorp shareholders will receive 1.90 shares of Old National Bancorp common stock for each share of Indiana Community Bancorp common stock held by them.  As provided in the merger agreement, the exchange ratio is subject to certain adjustments (calculated prior to closing) under circumstances where the consolidated shareholders’ equity of Indiana Community Bancorp is below a specified amount, the loan delinquencies of Indiana Community Bancorp exceed a specified amount or the credit mark for certain “Special Loans” of Indiana Community Bancorp (as defined in the merger agreement) falls outside a specified range.  Based upon current estimates, no adjustments to the 1.90 exchange ratio would be required as a result of the shareholders’ equity or delinquent loan levels.  However, the credit mark for the Special Loans as determined under the merger agreement (and as adjusted for net charge-offs on those loans after December 31, 2011), was $36.792 million as of March 31, 2012.  If the exchange ratio adjustment were measured as of March 31, 2012, this would have resulted in a reduction in the exchange ratio from 1.90 shares of Old National Bancorp common stock for each share of Indiana Community Bancorp common stock, to 1.8241 shares.  It is important to note, however, that the exchange ratio may be adjusted up or down between March 31, 2012, and 10 days before the closing of the merger based on further changes in the credit mark for the Special Loans.  The transaction is expected to close in the third quarter of 2012, subject to approval by federal and state regulatory authorities and Indiana Community Bancorp’s shareholders and the satisfaction of the closing conditions provided in the merger agreement.

Indiana Community Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System.  Indiana Bank and Trust Company, its principal subsidiary, is an FDIC insured state chartered commercial bank.  Indiana Bank and Trust Company was founded in 1908 and offers a wide range of consumer and commercial financial services through 20 branch offices in central and southeastern Indiana.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include expressions such as “expects,” “intends,” “believes,” and “should,” which are necessarily statements of belief as to the expected outcomes of future events.  Actual results could materially differ from those presented.  Indiana Community Bancorp undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. The Company’s ability to predict future results involves a number of risks and uncertainties, some of which have been set forth in the Company’s most recent annual report on Form 10-K, which disclosures are incorporated by reference herein.

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Indiana Community Bancorp
First Quarter Results

INDIANA COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2012	2011
Assets:
Cash and due from banks	$14,875	$20,683
Interest bearing demand deposits	857	278
Federal funds sold	36,644	19,634
Cash and cash equivalents	52,376	40,595
Securities available for sale at fair value (amortized cost $170,846 and $178,300)	173,678	180,770
Loans held for sale (fair value $10,676 and $6,617)	10,544	6,464
Portfolio loans:
Commercial and commercial mortgage loans	498,548	517,970
Residential mortgage loans	91,502	93,757
Second and home equity loans	82,457	86,059
Other consumer loans	9,057	9,533
Total portfolio loans	681,564	707,319

Unearned income	(218)	(233)
Allowance for loan losses	(18,137)	(14,984)
Portfolio loans, net	663,209	692,102

Premises and equipment	16,364	16,617
Accrued interest receivable	3,205	3,085
Other assets	49,422	44,974
TOTAL ASSETS	$968,798	$984,607

Liabilities and Shareholders’ Equity:
Liabilities:
Deposits:
Demand	$116,981	$103,864
Interest checking	196,283	222,314
Savings	58,139	52,181
Money market	227,289	222,229
Certificates of deposits	251,305	262,653
Retail deposits	849,997	863,241
Public fund certificates	107	102
Wholesale deposits	107	102
Total deposits	850,104	863,343

FHLB advances	-	-
Short term borrowings	-	-
Junior subordinated debt	15,464	15,464
Other liabilities	17,751	17,666
Total liabilities	883,319	896,473

Commitments and Contingencies

Shareholders' equity:
No par preferred stock; Authorized:2,000,000 shares
Issued and outstanding:21,500 and 21,500; Liquidation preference $1,000 per share	21,293	21,265
No par common stock; Authorized: 15,000,000 shares
Issued and outstanding: 3,420,879 and 3,422,379	21,796	21,735
Retained earnings, restricted	41,154	44,127
Accumulated other comprehensive income/(loss), net	1,236	1,007

Total shareholders' equity	85,479	88,134

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$968,798	$984,607

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Indiana Community Bancorp
First Quarter Results

INDIANA COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)
	Three Months Ended
	March 31,
	2012	2011
Interest Income:
Securities and interest bearing deposits	$991	$1,314
Commercial and commercial mortgage loans	6,790	7,625
Residential mortgage loans	1,003	1,057
Second and home equity loans	947	1,072
Other consumer loans	169	219
Total interest income	9,900	11,287

Interest Expense:
Checking and savings accounts	298	396
Money market accounts	245	353
Certificates of deposit	1,030	1,580
Total interest on retail deposits	1,573	2,329

Public funds	1	7
Total interest on wholesale deposits	1	7
Total interest on deposits	1,574	2,336

FHLB advances	2	260
Other borrowings	37	3
Junior subordinated debt	85	76
Total interest expense	1,698	2,675

Net interest income	8,202	8,612
Provision for loan losses	7,739	1,558
Net interest income after provision for loan losses	463	7,054

Non Interest Income:
Gain on sale of loans	599	396
Gain on securities	-	184
Other than temporary impairment losses	-	-
Service fees on deposit accounts	1,416	1,368
Loan servicing income, net of impairment	107	111
Miscellaneous	746	282
Total non interest income	2,868	2,341

Non Interest Expenses:
Compensation and employee benefits	4,025	4,027
Occupancy and equipment	966	1,022
Service bureau expense	542	485
FDIC insurance expense	315	546
Marketing	143	221
Merger expenses	502	-
Miscellaneous	1,155	1,268
Total non interest expenses	7,648	7,569

Income (loss) before income taxes	(4,317)	1,826
Income tax provision (credit)	(1,675)	490
Net Income (loss)	$(2,642)	$1,336

Basic earnings (loss) per common share	$(0.87)	$0.31
Diluted earnings (loss) per common share	$(0.87)	$0.31

Basic weighted average number of common shares	3,383,379	3,364,079
Dilutive weighted average number of common shares	3,383,379	3,367,105
Dividends per common share	$0.010	$0.010

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Indiana Community Bancorp
First Quarter Results

Supplemental Data:	Three Months Ended
(unaudited)	March 31,
	2012	2011

Weighted average interest rate earned on total interest-earning assets	4.59%	4.75%
Weighted average cost of total interest-bearing liabilities	0.80%	1.16%
Interest rate spread during period	3.79%	3.59%

Net interest margin
(net interest income divided by average interest-earning assets on annualized basis)	3.80%	3.63%
Total interest income divided by average
Total assets (on annualized basis)	4.12%	4.40%
Total interest expense divided by average total assets (on annualized basis)	0.71%	1.04%
Net interest income divided by average total assets (on annualized basis)	3.41%	3.36%

Return on assets (net income/(loss) divided by average total assets on annualized basis)	-1.10%	0.52%
Return on equity (net income/(loss) divided by average total equity on annualized basis)	-12.08%	6.06%

	March 31,	December 31,
	2012	2011

Book value per share outstanding	$18.76	$19.54

Nonperforming Assets:
Loans: Non-accrual	$28,087	$33,971
Past due 90 days or more	87	87
Restructured	3,095	3,082
Total nonperforming loans	31,269	37,140
Real estate owned, net	7,901	5,734
Other repossessed assets, net	0	2
Total Nonperforming Assets	$39,170	42,876

Nonperforming assets divided by total assets	4.04%	4.35%
Nonperforming loans divided by total loans	4.59%	5.25%

Balance in Allowance for Loan Losses	$18,137	$14,984
Allowance for loan losses to total loans	2.66%	2.12%

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Indiana Community Bancorp
First Quarter Results

Additional Information for Shareholders

In connection with the proposed merger between Old National Bancorp (“Old National”) and the Company, Old National will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of the Company and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National and the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information” or from the Company by accessing the Company’s website at www.myindianabank.com under the tab “Shareholder Relations” and then under the heading “Documents.”

Old National and the Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger.  Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2012 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2012.  Information about the directors and executive officers of the Company is set forth in Item 12 of the Company’s Form 10-K for its fiscal year ended December 31, 2011, as filed with the SEC on March 15, 2012.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

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